PROXY

COMMON STOCK

                    UNITED STATES SURGICAL CORPORATION
            Proxy Solicited on Behalf of the Board of Directors of the Company for Special Meeting October 1, 1998

The undersigned having received notice of the Special Meeting of Stockholders hereby constitutes and appoints John A. Bogardus, Jr., Leon C. Hirsch and William F. May, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote all the shares of Common Stock of United States Surgical Corporation held by the undersigned at the Special Meeting of Stockholders of UNITED STATES SURGICAL CORPORATION to be held at 150 Glover Avenue, Norwalk, CT 06858 on Thursday, October 1, 1998 at 10:00 a.m. (local time), and at any adjournments or postponements thereof, as directed on this card upon the matter set forth on the reverse side hereof, as described in the proxy statement/prospectus for such Special Meeting, and in their discretion upon any other business which may properly come before said meeting. The undersigned hereby revokes all proxies heretofore given with respect to such meeting. The undersigned acknowledges receipt of United States Surgical Corporation's proxy statement/prospectus relating to such Special Meeting.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE). Shares will be voted in accordance with such choice. IF YOU DO NOT MARK ANY BOX, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The named proxies cannot vote your shares unless you sign and return this card.


                                                                  SEE REVERSE
                                                                      SIDE
-------------------------------------------------------------------------------







                      WHETHER OR NOT YOU PLAN TO ATTEND
                    THE SPECIAL MEETING, YOU ARE URGED TO
                    COMPLETE, DATE, SIGN AND RETURN THIS
                       PROXY IN THE ENCLOSED POSTAGE
                            PRE-PAID ENVELOPE.

                                                                      1406

     Please mark your
     vote as in this
/X/  sample

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR approval and adoption of the Merger Agreement.

------------------------------------------------------------------------------
           The Board of Directors recommends a vote FOR proposal 1.
------------------------------------------------------------------------------
                                                   FOR     AGAINST    ABSTAIN
1. To approve and adopt the Agreement and
   Plan of Merger, dated as of May 25, 1998
   among United States Surgical Corporation,       / /       / /        / /
   Tyco International Ltd. and T11 Acquisition
   Corp. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement including the Merger.


SIGNATURE /S/                          DATE         The signer hereby revokes
          ------------------------          ------- all proxies heretofore
NOTE: Please sign exactly as name appears           given by the signer to
      herein. Joint owners should each sign.        vote at said meeting or
      When signing as attorney, executor,           any adjournments thereof.
      administrator, trustee or guardian,
      please give full title as such.

---------------------------------------------------------------------------
                          FOLD AND DETACH HERE



                   WHETHER OR NOT YOU PLAN TO ATTEND
                 THE SPECIAL MEETING, YOU ARE URGED TO
                 COMPLETE, DATE, SIGN AND RETURN THIS
                    PROXY IN THE ENCLOSED POSTAGE
                         PRE-PAID ENVELOPE.